Exhibit 10.44

Trade financing 008

Trust receipt loan contract

Contract Number: G1225-2012-046
Borrower(Party A ): Ningbo Keyuan Plastics Co., Ltd.
Address: Qingzhi, Beilun District, Ningbo
Zip code: 315803
Legal representative (responsible person): Tao Chunfeng
Fax:86232618 Tel:86232931

Lender(Party B):China Construction Bank Stock Co., Ltd, Ningbo Beilun Branch
Address: No.251, Xinda Road, Beilun, Ningbo Zip code: 315800
Responsible Person: Bao jian jun
Fax: 86882154 Tel：86884361

Considering the bills/goods under the import collection of LC/TT have arrived, party A to apply for the trust receipt loan from party B, and party B accept the agreement, both parties to sign the agreement after mutual consent for both parties to abide.

Article 1 The trust receipt loan
1. The trust receipt loan in the contract ref to the party B to provide short term loan at the due date of LC/ TT/ import collection to party A for the outward payment under the contract.

The information of LC
No of LC: 83009010006947
The amount and currency of LC: 7,947,504 USD
The amount of draft/ invoice : 7,945,780.66 USD

2. The amount of trust receipt loan :6.5 million USD

3. The duration of the loan:92 days

From 15th of NOV of 2012 to 15th of FEB of 2012.

Article 2. Interest rate of loan, default interest rate and calculation, conclusion

First, interest rate of loan
The interest rate of loan in this contract is annual interest rate, which is the first type of the following：

I. Fixed rate, which is %.  Which is 3 month of libor + 100 BRS, The rate will not change within the life of loan.

Libor interest rate mean the loan interest rate issued on 11:00 am (London time) by BBR two days before loan.

Hibor interest rate mean the loan interest rate issued on 11:00 am (Hongkong time) by HKAB two days before loan.

2. The loan interest will be calculated from the party B’s loaning date, the interest will be calculated per days, the loan currency is pound or HK dollar, the interest rate will be calculated as 365 days, the loan except the pound or HK dollar will be calculated as 360 days, the interest day will be include the first day of interest period, but the final day will be excluded.

Article 3 Interest settlement

1. if using the fixed interest rate loan, to calculate the interest based on the fixed rate, if using the loans with floating interest rate, to calculate the interest based on the instantaneous rate, if the duration of floating interest rate is shorter than the duration of interest settlement, the floating interest rate need to be calculated first, and the loan interest can be calculated after adding the interests in various period.

2 the method for the settlement of interest and loan is: the interest and the loan will be settled at one time.

3. The precondition for party B to give loan to party A Party B has the responsibility to issue the loan only when the below conditions are continuously satisfied unless Party B gives up it wholly or partly.

1. Party A has completed the approval, registration, payment, insurance and other regulated procedures.

2. party A has already handed over all the required documents

3. Party A has already presenet the trust receipt to party B.

4. the guarantee per party B’s request has been valid.

5. party A did not violate any regulations in contract.

6. others:

Article 4 Payback

1. the principle of repayment All the payment received from LC/TT/import collection by party A should be used for payback the loan of party B, if there is insufficient party should be paid by party A with other capital,

2. The party A should pay the due interest on the due date to party B, the first interest pay date should be the first libor day of loan, and all the loan and interest should be settled on the last payment.

3. The principal and interest should be paid off at one time, means the principal and interest of loan should be paid back at one time. Party A should deposit enough capital into party B’s bank account for automatic pay back before the due date, party B also has the right to draw the money for Party A’ s other accounts on the due date.

4. repayment in advance Party A has the right to make advance payment.

The interest should be calculated based on the actual days and the arranged loan interest rate. The unpaid debt should still be paid based on the contract after the advance payment.

Article 5 Rights and obligations of both parties

1. Party A has the right to ask Party B to issue the loan according to the contract

2. Party B can ask party A to Keep secrets on the information which Party A provided, except the stipulation of law and regulation, relative powerful departments’ requirements or the other agreements of the two parties.

3. All the RMB and foreign currency settlement should be done by the party B’a account.

4. The date of party A to get the trust receipt or the date for party B to make the payment, the party B to get the ownship of bills and the goods

5. When party A to present the trust receipt to party B, party B should handover the bill to party A

6. Party B, as a consignor and beneficiary, owing the beneficiary right for party A to handle the trust property.

7. As the consignor , party A to hold the bill and goods under the LC/TT/import collection on party B’s interest, to proceed the unloading, storage, production, proceeding, transportation and sales.

The payment for goods from the above mentioned activities should be used for pay back to party B, the insuccifient part should be paid by other capital by party A.

8. All the expenses from handling the goods should be undertaken by party A

9. Party B has the right to collect the payment for goods buyer after the goods sold without informing the party A

10. If any special requirements from party B, party A should to handle the goods based on party B’s requirement.

11. Any of the following conditions can be considered as may harm the safety of Party B’ rights: Party A happens to contract, mandate, lease, shareholding reform, decrease registered capital, invest, join operation, merge, restrict, separate, joint venture, apply for suspending business for rectification, apply for dismissing, be revoked, apply for going bankrupt, the controlling shareholder or the real controller changed, large assets been transferred, stop production, close a business, be imposed a large quantity fine or be cancelled registration by powerful government departments, be revoked license, be involved in big legal dispute, have serious difficulties in production and management, the financial condition worsened, the legal representative or main responsible person cannot fulfill its duties.

12. Before the party B received the full payment for principal, interest and expense, party A can not pledge the goods to other party even if the goods are restricted by any lien.

13. If party B request, party A should deliver the related files to party B or deliver the goods to partyB’s warehouse, and make the warehouse sheet at party B’s receipt adress.

14. Per party B’s request,party A should buy the fire insurance and other normal insurance from insurance with good reputation, and undertake the insurance premier, if any claims happened ,party A should inform the party B immediately and handover the insurance premier to party B

15. Party B has the right to decide the way to deliver and goods inspection, storage place, storage method, and insurance. Party A promise to provide the convenience to party B, including the provide the access to party B’s staff and sign all the related files for party B to pick up the goods and claims

16. Party B has the right to inspect the payment collection status, and party A should inform the progress per party B’s request.

17. If Party A changes its business registration, such as name, legal representative, address, business range, registered capital, articles of association etc., it should inform Party B on paper within 30 work days after changing. The relative documents should be delivered to Party B at the same time.

18. Party A promise not signing any contracts with third party to harm party B’s right.

19. Party B can cancel the trust at any time, party A should return the bill , all set of ownership bill, and the goods to party B upon request.

20. If the party A does not follow party B’s instruction to handle the trust property, party B has the right to release the trust relation, and take the trust property back.

21. If there are any legal conflicts or cheat in the contracts under LC/TT/import collection, it does not matter if such conflicts has been resolved, party A should to pay the principal and interest based on the contract.

22. Party A can not use the related trade to avoid the debt to party B, can not use the false contract between related party and the false bill receivable and receivables to do the pledge in the bank to get the cash or credit.

23. If Party A is group client, it shall timely inform Party B of the situation of associated transaction of over 10% of Party A’s net assets, which include 1) the the association of each transaction party; 2)transaction project and transaction nature; 3) the transaction amount or corresponding proportion; 4) price fixing policy (including the transaction without amount or only with symbolizing amount);

Article 6 The Responsibility of breaching a contract

1 . Any status may endanger party B for party A’s breach contract

(1) Party A against any agreements of this contract or against any legal obligations.Party A clearly indicates that it will not fulfill the obligations which signed in the contract or its action indicates that.

(2) Any of the following conditions can be considered as may harm the safety of Party B’ rights: Party A happens to contract, mandate, lease, shareholding reform, decrease registered capital, invest, join operation, merge, restrict, separate, joint venture, apply for suspending business for rectification, apply for dismissing, be revoked, apply for going bankrupt, the controlling shareholder or the real controller changed, large assets been transferred, stop production, close a business, be imposed a large quantity fine or be cancelled registration by powerful government departments, be revoked license, be involved in big legal dispute, have serious difficulties in production and management, the financial condition worsened, the legal representative or main responsible person cannot fulfill its duties.Party A does not fulfill its other debts, including the branch of China Construction Bank and other third side’s due debts. Party A transfers its assets in very low price or with no charge, cancels or decreased the third party’s debt, do not want to exercise its rights, or offer security for the third party.Party A’s shareholders abuse the independence state of company’s legal representative or shareholders’ limited responsibilities. Party A’s shareholders evade the debts which Party B thinks can harm the safety of its rights under this contract.

If any situation happens in the above mentioned article, party B has the right to use the one of following method to proceed

1.) Claiming the loan is due immediate, and ask party A to pay all the due and undue principal and interest.

2.) If the interest can not be paid on time, then the compound interest should be calculated as follows After the loan due, since the due date to the paid off date, the unpaid \principal and interest should be calculated as per compound interest rate or per requested by contract. If the contract state the principal and interest should be paid one time, the unpaid principal and interest should be calculated per quarter to get the interest and compound interest , the compound interest rate is 3 month libor plus 300 BPS

The over due loan means party A did not pay the loan on time

3. To handle the goods under the LC/TT/import collection

4. Ask party A to provide the guarantee by party B

5. To execute the guarantee right

6. Other remedy by law

Article 7 Other clauses

1. The undertaking of costs
The cost of lawyers’ service, insurance, evaluation, registration, keeping, identification, and notarization should be undertaken by Party A except the two parties have other conventions.

2. For the other fees, the both parties arranged as follows:

3. For the money that Party A should pay under this contract, Party B has the right to get the money from the account which Party B opened in China Construction Bank without advance advisements.

If it is need to deal with money exchange or forward exchange transaction, Party A has the obligation to help Party A , the risk of exchange rate should be taken by Party A .

4. The usage of Party A’s information
Party A agrees Party B to provide its information to the People’s Bank of China to set the credit data base. Party A agrees Party B to use its information for the need of business.

5. Getting advisements
If Party A does not repay the capital and interests on time, Party B has the right to notify the relative departments and publish getting advisements through media.

6. The force of the evidence recorded by Party B
Unless having reliable and certain opposite evidence, Party A cannot raise an objection on the Party A ’s record of capital, interest, costs and repayment records, the documents, proof and getting records of Party A ’s action of drawing, repaying and pay the interests.

7. Preserve rights
The rights Party A have in this contract do not influence its other rights according to the law, regulation and rules. Any tolerance, concessions or postpone the rights under the contract cannot be regarded as giving up the rights or the confirmation of the active. It will not limit, prevent, block the continuously exercise the rights.

8. If Party A has other due debts to Party B despite the debts under this contract, Party B has the right to get the money from the account which Party

9. If Party A’s address or contract information changed, it should notice Party B in writing immediately. The losses caused by late advise should be undertaken by Party B.

10. The loan application form and other documents should be seen as a part of the contract, sharing the same legal effect.

11. The method of settling the dispute
The disputes when performing the contract can be solved through negotiation. If it fails, refer to the first method to settle it.

(1) Prosecute to the people’s court where Party B locates.

(2) Arbitration.

Arbitrate as the current and valid rules. The final arbitration is over, it restrains the two parties.

During the period of litigation or arbitration, the terms unrelated to disputes are still Performed.

12. The conditions on which the contract takes effect
The contract takes effect once the legal representatives or authorized persons of the two parties sign or seal.

13. The contract is in quintuplicate.

14. Other terms

Article 8 The statement and guarantee of Party A

1. Party A knows the business scope and limits of authorization of Party B.

2. Party A has read all the terms in this contract and the master contract. Party B has given the related instructions to this contract and the master contract. Party A knows the meaning of every term and the related legal effects in this contract and the master contract completely.

3. Party A qualifies as a guarantee legally, its guarantee in this contract accords with the laws, administration regulations, the rules and the interior documents of Party A, and gets the approval of interior competent institution or the national competent officials. Party A is responsible completely for having no right to sign the contract, including but not limited to pay all the loss of
Party B resulted from it.

4. Party A  states there is no circumstance to violate the environment protection, energy saving, and pollution, and commit to abide the law to protect the environment strictly , if party A makes false statement or does not fulfill the above obligations, or there is possibilities for party A to pollute teh environment , party B has right to stop the credit ( include but not limited to loan refusal, financing refusal, refuse to open a warranty letter, or LC, or draft) or to claim the creditor’s right is due immediate, or adopt other remedy in the contract or other methods allowed by law.

Party A (seal): Ningbo Keyuan Plastic Co., Ltd Legal representative or authorized person: Tao chun fen
Date: 2012-11-15

Party B (seal): China Construction Bank, Ningbo Beilun Branch
Legal representative or authorized person: Bao Jian Jun
Date: 2012-11-15